CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement.



                                        /s/ Arthur Andersen LLP
                                        ARTHUR ANDERSEN LLP

Los Angeles, California
December 30, 1996

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